UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported)         November 14, 2003

TELLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-9692 (Commission file number)	36-3831568 (I.R.S. Employer Identification No.)

One Tellabs Center, 1415 W. Diehl Road, Naperville, Illinois (Address of Principal Executive Offices)		60563 (Zip Code)

Registrant’s telephone number, including area code: (630) 378-8800

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

On November 14, 2003, Tellabs, Inc. announced plans to outsource manufacturing of its international products and transfer ownership of its Espoo, Finland, manufacturing operations to Elcoteq Network Corporation. Further details are contained in the press release of Tellabs, Inc., dated November 14, 2003, attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

     Exhibit 99 — Press Release of Tellabs, Inc., dated November 14, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC. (Registrant)

/s/ JAMES A. DITE James A. Dite Vice President and Controller (Principal Accounting Officer)

November 14, 2003

(Date)

EXHIBIT INDEX

Exhibit Number	Description

99	Press Release of Tellabs, Inc., dated November 14, 2003.